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                                                                   Exhibit 10.18

                            LEASE AMENDMENT AGREEMENT

        This Lease Amendment Agreement is made on the day of 1999 , between HANSON PALMER II ASSOCIATES LIMITED PARTNERSHIP ("Landlord") whose address is 4601 Presidents Drive, Suite 140, Lanham, Maryland 20706 and TRI-COM COMPUTER SERVICES, INC. ("Tenant") whose address is 4451-R Parliament Place, Lanham, MD 20706 who agree as follows:

        1. Recitals - This Lease Amendment Agreement is made with reference to the following facts and objectives:

        (a) Landlord and Tenant entered into a written Lease dated January 20, 1998 in which Landlord leased to Tenant and Tenant leased from Landlord, premises located at 4451-R Parliament Place, Lanham, Maryland 20706, described in Exhibit A attached to that Lease and made a part thereof ("Premises") and comprising 8,826 square feet.

        (b)    The term of the Lease expires on January 31, 2003.

        (c) The parties desire to amend the terms and conditions of the Lease as described below:

        2. Term of Lease - Effective May 15, 1999 the term of the Lease shall be amended to be for a period of Five (5) years from and after May 14,1999, so that the Term of the Lease shall extend to and include May 14,2004 .

        3. Size of Leased Premises - Effective May 15,1999 the size of the Leased Premises shall be increased from 8,826 square feet to 14,996 square feet as shown on Exhibit A-1 attached hereto and made a part hereof.

        4. Base Monthly Rent - Commencing May 15, 1999, the Base Monthly Rent shall be $11,746.87 ($9.40/sf) for the first year of the Term. (See Schedule Below)

                      Base           Monthly       Operating          TOTAL MONTHLY RENT
        Period        Rent/SF       Base Rent      Expenses       (Base Rent + Operating Expenses)
        ------        -------       ---------      --------       --------------------------------
05/15/99-05/14/2000   $ 9.40       $11,746.87    $1.85/sf*       $11,746.87+2,311.88= $14,058.75
05/15/00-05/14/2001   $ 9.68       $12,096.77    Adj. Annually   $12,096.77+ Adjusted Operating Expenses
05/15/01-05/14/2002   $ 9.97       $12,459.18    Adj. Annually   $12,459.18+ Adjusted Operating Expenses
05/15/02-05/14/2003   $10.27       $12,834.08    Adj. Annually   $12,834.08+ Adjusted Operating Expenses
05/15/03-05/14/2004   $10.58       $13,221.47    Adj. Annually   $13,221.47+ Adjusted Operating Expenses

*Note: Operating Expenses are adjusted annually on a calendar year and based on actual costs.

        5. Tenant's Estimated Share of Operating Expenses - Effective May 15, 1999, Tenant's Estimated Share of Operating Expenses shall be $ 2,311.88 per month through the end of the current calendar year and shall adjusted annually on the calendar year thereafter and payable pursuant to the terms of the Lease.

        6. Tenant's Prorata Share - Effective May 15, 1999 Tenant's Prorata Share shall be increased from 15.61% to 26.53%.

        7. Authorized Number of Parking Spaces - Effective May 15, 1999 Tenant's number of parking spaces shall be increased from 35 to 60 spaces.

        9. Lease Section 3.A. - Second line from the end of paragraph shall be revised as follows: "the maximum lawful penalty interest allowed in Maryland" shall be struck and replaced with 1.5% per month.

        10. Lease Section 3.C. - Fifth line from the end of paragraph shall be revised as follows: "They will not include expenses to correct any Y2K problems affecting the Building or the Project, monies spent for expenditures...".

        11. Lease Section 3.D. - Second Paragraph Fourth line from the end of paragraph shall be revised as follows: "...actual costs incurred, unless such deficiency exceeds $3,000.00 , then Tenant shall have the right to pay such deficiency in three (3) equal monthly installments commencing within thirty (30)
days of notice. In the event....".

        12. Lease Section 9. - Fifth line from the end of paragraph shall be revised as follows: "If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for 15 days after written notice...".

        13. Lease Section 11.A. - the last sentence "(Should Tenant desire to alter the Leased Premises....construction of such alterations.)" shall be struck and replaced with: Tenant shall not be required to remove any improvements or alterations to the Leased Premises that were constructed or approved by Landlord.


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        14. Lease Section 13.A. - The sixth line from the end of Paragraph, the sentence beginning with "If Tenant is a corporation..." and ending with "...for the purposes of this paragraph." shall be struck in its entirety.

        15. Lease Section 13.A. - after the last sentence add: Notwithstanding anything contained herein to the contrary, Tenant shall have the right to assign this Lease or sublet all or any part of Tenant's interest in this Lease and/or Premises without Landlord's consent to any entity in which Tenant or one of Tenant's affiliates (parent, subsidiary or other company under common ownership) has a controlling interest or if the assignment or transfer is made in connection with a corporate merger, reorganization or consolidation of which Tenant is a party.

        16. Lease Section 15 RELOCATION - shall be deleted in its entirety.

        17. Lease Section 21. - add to the end of the last sentence "...Tenant's business operations" , unless in the case of emergency, Landlord shall give Tenant two (2) business days notice prior to entry into the Leased Premises and if required by Tenant, Landlord shall be escorted by a representative of Tenant.

        18. Lease Section 24 - The first sentence at the end of (i) shall be revised as follows "..(although no legal or formal demand has been made therefor) except that Tenant may be up to five (5) days late with such payment no more than three (3) times in any twelve consecutive monthly period without an event of default occurring; (ii) Tenant shall ...."

        19. Lease Section 24. - In the first sentence the following shall be added to the end of section (ii) "... to Tenant by Landlord provided, however, if Tenant shall have commenced to cure such default within the aforesaid period and diligently proceeds to cure or correct such default, then Tenant shall have an additional reasonable period of time to cure such default; (iii) Tenant shall
...."

        20. Effectiveness of Lease - Except as set forth in this Lease Amendment Agreement, all the provisions of the Lease shall remain unchanged and in full force and effect.

                                 LANDLORD:

                                 Hanson Palmer II Associates Limited Partnership a Maryland limited partnership
                                 By: Robert G. Depew & Associates, Inc.
                                     Managing General Partner

__________________________           By: _______________________________________
Witness                                  Robert G. Depew , President

                                 TENANT:

                                 Tri-Com Computer Services, Inc.

__________________________       By: ___________________________________________
Witness

                                 Please print name and title